Exhibit 3.79
Exhibit xx • BE SURE TO INCLUDE FOR OFFICE USE ONLY FILING FEE. Checks should be made payable to “Secretary of State” — FILED: / / — IMPORTANT! Person to contact about this filing Daytime Phone Number (with area code) William M. Nelson 214-530-5020
—— — STATE OF WASHINGTON SECRETARY OF STATE · Please PRINT or TYPE in black ink · Sign, date and return original AND ONE COPY to: CORPORATIONS DIVISION 801 CAPITOL WAY SOUTH · PO BOX 40234 OLYMPIA, WA 98504-0234 ARTICLES OF AMENDMENT WASHINGTON PROFIT CORPORATION (Per Chapter 23B. 10 RCW) FEE: $30 EXPEDITED (24-HOUR) SERVICE AVAILABLE — $20 PER ENTITY INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS ON OUTSIDE OF ENVELOPE AMENDMENT TO ARTICLES OF INCORPORATION NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) } WEINSTEIN BEVERAGE CO. OF SPOKANE, INC. } —— UBI NUMBER CORPORATION NUMBER (If known) AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON 328 016 600 328016600 Date- January 20, 2006 —— —— —— — EFFECTIVE DATE OF Specified effective date may be up to 30 days AFTER receipt Secretary of State) filing ARTICLES OF AMENDMENT of the document by the FJ Rpnrifir. Date- by the Secretary of State fid llnnn — ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following) n Incorporators. Shareholders action was not required Q Board of Directors. Shareholders action was not required @ Duly approved shareholder action in accordance with Chapter 23B.10 RCW — AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS If amendment provides for an exchange, ^classification, or cancellation of issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information. The name of the corporation will be amended as follows: Dr Pepper Bottling of Spokane, Inc. January 24, 2006 Date signature of officer — i -Is document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct. William M. Nelson Printed Name Signature of Officer INFORMATION AND ASSISTANCE — 360/753-7115 (TDD — 360/753-1485) F O R 0 F F I C E U S E O N L Y 005-002 (9/00) WA005 — 9/28/00 C T System Online

STATE OF WASHINGTON SECRETARY OF STATE ARTICLES OF AMENDMENT WASHINGTON PROFIT CORPORATION (PerCtapl9r23B.tORCWI FEE: $30 JE COPY to: FILED · Please PRINT or TYPE in black ink · Sign, date and return original AND Ol CC^DCTAOV (1C CTATC6*“0 ™ (**"««) SERVICE AVAILABLE — *ZO PER ENTITY OtUKt IAKY Ur O IA11 |HC| (joe FEE AND WRITE •EXPEDITE’ IM BOLD LETTERS CORPORATIONS DIVISION SAM REED ON OUTSIDE OF ENVELOPE 801 CAPITOL WAY SOUTH • PO BCjX 40234 OLYMPIA.WA 98504-0234 FILED: · BE SURE TOINCLUDE FILING FEE Checks FEB 3, 2006 should be made payable to “Secretai r of State’ Daytime Phone Number (with area code) 214-530-5020 r STATE OF WASHINGTON IMPORTANT! Person to contact about this «iqa___William M. Nelson AMENDMENT TO ARTICLES OF INCORPORATION NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) } WEINSTETN BEVERAGE CO. OF SPOKANE, INC. } —— UBI NUMBER CORPORATION NUMBER (Ukno’.vn) AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON } 328016600 32S016600 Date- January 20, 2006 } —— —— —— EFFECTIVE DATE OF ‘Specified effective date may be up to 30 days AFTER receipt meat by the Secretary of ARTICLES OF AMENDMENT of the docn Q Specific Date: State) 53 Upon filing by the Secretary of State — ARTICLES OF AMENDMENT WERE ADOPTED BY (Please Check ONE ofthe foBomng) Q Incorporators. Shareholders action was not required Q Board of Directors. Shareholders action was not required 0 Duly approved shareholder action in accordance with Chapter 23B.10 RCW — AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS If amendment provides for an exchange, redasslficatlon, or cancellation of Issued shares, provisions for Implementing the amendment must be Included. If necessary, attach additional amendments or Information. The name of the corporation will be amended as follows: Dr Pepper Bottling of Spokane, Inc. SIGNATURE OF OFFICER This document Is hereby executed under penalties of perjury, and Is, to the best of my knowledge, true and correct. William M. Nelson , \/, ft Printed Name January 24,2006 Dale INFORMATION AND ASSISTANCE — 360/753-7115 (TDD — 360/753-1485) WAOO] -llSrlUCJ System Online 005-002 |WJO)

FILEE^TATEMEN	12/23/2005 755211 $10.00 Ch«± 0116150 Trade ing ID: 1025400 Doc No: 755211-001	OF CHANGE FOR AGENT OR OFFICE	· Fill, type or print In black ink. · Checks made payable to ‘Secretary of State” ·Sign, date and return original tp:	CORPORATIONS DIVISION 801 CAPITOL WAY SOUTH-OLYMPIA, WA 98504-0234	SAM REED DEC 23, STATE OF WASHING	W) BOX 40234	EE: $10.00	1001	IMPORTANT! Person to Contact about this Filing	Daytime Phone Number (with area code)	-5-020	Email Address	Name of Entity WEINSTEFN BEVERAGE CO. OF SPOKANE, INC.	UBI Number 328016600	Type of Entity (Check one box) | ^j Limited Liability Company	Profit Corporation	[ [ Non-profit Corporation	~S.CONTChanges to Registered Agent Information (Chock all that apply) [)(] New Registered Agent Name [x —— —	Registered Office Address Change	~S.CONTNAME AND ADDRESS OF NEW WASHINGTON STATE REGISTERED AGENT C T Coiporation System Name (New Agent) ............... _	Street Address (Required) Seattle	City.	c/o C T Corporation System, 520 Pike Street	State WA ZIP	98101	POBoxfOpfora?/)-	ZIP	/ consent to serve as Registered Agent In the State of Washington for the above named corporation. I understand It will be my responsibility to accept Service of Process on behalf of the corporation; to forward matt to the corporation; and to Immediately notify the Office of the Secretary of State If I resign or change the Registered Office Address.	C T Corporation System	Michael E. Jonts Printed Name tety- SIGNATURE (Check one box) | ___I Registered Agent (May sign If only change is to the registered office address) | ___| LLC Member or Manager I/H Corporate Officer or Board of Directors Chairperson	This document Is hereby executed under penal/ties of perjury, and Is, to the best of my knowledge, true and correct	^L	Date	Printed Name	“tflPORTANTI This form must be filled out In its entirety and returned with the appropriate payment for filing. If you have questions about the requested information on the form please contact our customer assistance at:	CUSTOMER ASSISTANCE — http://secstate.wa.gov/corps/ or 360/753-7116 (TDD -360/753-1485)	WA006.02/21/2003CTSyitcm Online	01001 (10(02)

STATE OF WASHINGTON	SECRETARY OF STATE
DR PEPPER BOTTLING OF SPOKANE, INC.
C T CORPORATION SYSTEM
520 PIKE ST
SEATTLE WA 98101
AMENDMENT
I, Sam Reed, Secretary of State of the State of Washington and custodian of its seal, hereby certify that documents meeting Washington statutory requirements have been filed and processed with the Secretary of State on behalf of:
DR PEPPER BOTTLING OF SPOKANE, INC.
A Washington Profit Corporation
UBI: 328 016 600
Filing Date: February 03, 2006
Effective Date: February 03, 2006
Previous Name:
     WEINSTEIN BEVERAGE CO. OF SPOKANE, INC.

Given under my hand and the seal of the State of Washington at Olympia, the State Capital.

/s/ Sam Reed

Sam Reed, Secretary of State